Exhibit 10.3

PHD GROUP HOLDINGS LLC

2014 EQUITY INCENTIVE PLAN

1. DEFINED TERMS

Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2. PURPOSE

The Plan has been established to attract, retain and motivate the employees, officers, directors and consultants of the Company and its Affiliates, and to advance the interests of the Company by providing them with appropriate incentives and rewards either through a proprietary interest in the long-term success of the Company or compensation based on fulfilling certain performance goals. The Plan is a “compensatory benefit plan” within the meaning of Rule 701 under the Securities Act of 1933 (the “Securities Act”), as amended, and all Awards granted under the Plan are intended to qualify for an exemption from the registration requirements (i) under the Securities Act, pursuant to Rule 701 of the Securities Act or another applicable exemption, and (ii) under applicable state securities laws.

3. ADMINISTRATION

The Administrator has full discretionary authority, subject only to the express provisions of the Plan, to interpret, clarify, construe or resolve any ambiguity in any provision of the Plan or any Award; administer the Plan; determine eligibility for, and grant Awards; determine the type and amount of Awards to be granted to each Participant; determine, modify or waive the terms and conditions of any Award (including by accelerating or waiving vesting of Awards and exercisability of Awards, extending the term or period of exercisability of any Awards (subject to the limitations set forth in Section 6(b)(4) of this Plan), and modifying the purchase price or exercise price of any Award (subject to the limitations set forth in Section 6(a)(10) of this Plan)); prescribe forms, rules and procedures; and otherwise do all things necessary or advisable to carry out the purposes of the Plan. Awards may, in the discretion of the Administrator, be made under this Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or an Affiliate or a company acquired by the Company or with which the Company combines. The Administrator shall have full and exclusive discretionary power to adopt rules, forms, instruments and guidelines for administering this Plan as the Administrator deems necessary or proper. All actions taken and all interpretations and determinations of the Administrator or the Board (or any other committee or sub-committee thereof), as applicable, made under the Plan will be final and conclusive and will bind all interested parties (including, without limitation, Participants and their beneficiaries or successors). The Administrator may delegate to one or more of its members (if any), one or more officers of the Company or any Affiliate, or one or more agents or advisors such administrative duties or powers as it may deem advisable. The Administrator shall not be liable for and the Company shall indemnify and hold harmless the Administrator from and against any action taken or omitted to be taken by the Administrator in connection with the Plan, except for such actions or omissions arising from or as a result of the Administrator’s own willful misconduct.

4. LIMITS ON AWARDS UNDER THE PLAN

A maximum of 32,482,177 Class A Units may be delivered in satisfaction of Awards under the Plan, subject to Section 7(b) hereof. The number of Class A Units delivered in satisfaction of Awards shall, for purposes of the preceding sentence, be determined net of Class A Units withheld by the Company in payment of the exercise price of an Award or in satisfaction of tax withholding requirements with respect to an Award, to the extent permitted by the Administrator in its sole discretion. In the event that any outstanding Award expires, is forfeited, cancelled or otherwise terminated without consideration (i.e., Class A Units or cash) therefor, the Class A Units subject to such Award to the extent of any such forfeiture, cancellation, expiration, or termination shall again be available for Awards under the Plan. Class A Units issued under awards of an acquired company that are assumed, converted, replaced or adjusted in connection with the acquisition shall not reduce the number of Class A Units available for Awards under the Plan.

5. ELIGIBILITY AND PARTICIPATION

The Administrator in its sole discretion and from time to time will select Participants from among those key employees and directors of, and consultants and advisors to, the Company or its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates. Options and UARs may only be granted to those key employees, directors and consultants and advisors with respect to whom the Company is an “eligible issuer” within the meaning of Section 409A of the Code. Designation of a Participant in any year shall not require the Administrator to designate such Person to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the Participant in any other year.

6. RULES APPLICABLE TO AWARDS

(a) All Awards

(1) Award Provisions. The Administrator in its sole discretion will determine the terms of all Awards, subject to the limitations provided herein. By accepting (or, under such rules as the Administrator may prescribe, being deemed to have accepted) an Award, the Participant agrees to the terms of the Award and the Plan. Notwithstanding any provision of the Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator in its sole discretion.

(2) Term of Plan. No Awards may be made on or after December 10, 2024, which is the tenth (10th) anniversary of the date the Plan was adopted, or if earlier, the termination of the Plan by the Administrator, however, previously granted Awards may continue beyond that date in accordance with their terms.

(3) Transferability. No Awards, except as the Administrator otherwise expressly provides in accordance with the second sentence of this Section 6(a)(3), may be transferred other than by will or by the laws of descent and distribution. The Administrator may permit Awards to be transferred by gift, subject to such limitations as the Administrator may impose.

(4) Vesting, Etc. The Administrator may determine the time or times (including upon the achievement of performance conditions) at which an Award will vest or become exercisable and the terms on which an Award requiring exercise will remain exercisable, which terms need not be the same for each grant of Awards or for each Participant, An Award shall not become exercisable unless such Award is fully vested and exercisable pursuant to the terms of the applicable Award Agreement. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration.

(5) Taxes.

(A) The Company shall have the power and the right to deduct or withhold automatically from any amount deliverable under an Award or otherwise, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan. With respect to required withholding, Participants may elect (subject to the Company’s automatic withholding right set out above), subject to the approval of the Administrator in its sole discretion, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Class A Units having a Fair Market Value on the date that the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction.

(B) Participants (or their beneficiaries) shall be responsible for all taxes with respect to any Awards under the Plan. Notwithstanding anything contained herein to the contrary, the Administrator and the Company make no guarantees to any Person regarding the tax treatment of Awards or payments made under the Plan.

(6) Distribution Equivalents, Etc. The Administrator may provide for the payment of amounts in lieu of cash distributions with respect to Class A Units subject to an Award. Any entitlement to dividend equivalents or similar entitlements shall be established and administered consistent either with exemption from, or compliance with, the requirements of Section 409A of the Code.

(7) Section 83(b) Election. Restricted Class A Unit. If a Participant makes an election pursuant to Section 83(b) of the Code (a “Section 83(b) Election”) concerning a Restricted Class A Unit, the Participant shall be required to file promptly a copy of such election with the Company.

(8) Rights Limited. Nothing in the Plan will be construed as giving any person the right to continued Employment with the Company or its Affiliates, or any rights as a unitholder except as to Class A Units actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Employment for any reason, even if the termination is in violation of an obligation of the Company or any Affiliate to the Participant.

(9) Coordination with Other Plans. Awards under the Plan may be granted in tandem with, or in satisfaction of or substitution for, other Awards under the Plan or awards made under other compensatory plans or programs of the Company or its Affiliates.

(10) Section 409A. Notwithstanding anything to the contrary in this Plan or any Award Agreement:

(A) To the extent that the Plan and/or Awards are subject to Section 409A of the Code, the Administrator may, in its sole discretion and without a Participant’s prior consent, amend the Plan and/or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (i) exempt the Plan and/or any Award from the application of Section 409A of the Code, United States Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date of the grant of an Award (“Section 409A Guidance”), (ii) preserve the intended tax treatment of any such Award, and/or (iii) comply with the requirements of Section 409A Guidance. This Plan shall be interpreted at all times in such a manner that the terms and provisions of the Plan and Awards are exempt from or comply with Section 409A Guidance. In no event shall the Company or any of its Affiliates be liable for any additional tax, interest or penalties that may be imposed on a Participant under Section 409A of the Code or any damages that may be imposed on a Participant or any other Person for failing to comply with Section 409A of the Code.

(B) Notwithstanding any contrary provision in the Plan or Award Agreement, any payment(s) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A Guidance) as a result of his or her Separation from Service (other than a payment that is exempt from Section 409A of the Code) shall be delayed for the first six (6) months following such Separation from Service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) on the date that immediately follows the end of such six-month period or as soon as administratively practicable thereafter. Any remaining payments of nonqualified deferred compensation shall be made without delay at the time or times such payments are otherwise scheduled to be made.

(b) Awards Requiring Exercise

(1) Time and Manner of Exercise. Unless the Administrator expressly provides otherwise, an Award requiring exercise by the Participant may not be exercised until the latest of (i) the date that the Administrator receives a notice of exercise (in form acceptable to the Administrator) signed by the appropriate Person, (ii) if applicable, the date that all payments required under the Award in accordance with Section 6(a)(5) and Section 6(b)(3) hereof are received by the Administrator, and (iii) the condition specified in Section 6(b)(5) is satisfied. If the Award is exercised by any Person other than the Participant, the Administrator may require satisfactory evidence that the Person exercising the Award has the right to do so.

(2) Exercise Price. The exercise price (or the base value from which appreciation is to be measured) of each Award requiring exercise shall be 100% of the Fair Market Value of the Class A Units subject to the Award, determined as of the date of grant, or such greater amount as the Administrator may determine in connection with the grant.

(3) Payment Of Exercise Price. Where the exercise of an Award is to be accompanied by payment, payment of the exercise price shall be made by cash or check, at the election of the Participant, or by such other means as are permitted by the Administrator in its sole discretion or as set forth in the applicable Award Agreement.

(4) Maximum Term. Awards requiring exercise will have a term not to exceed ten (10) years from the date of grant.

(5) LLC Agreement. Unless the Administrator determines otherwise, or unless the Participant is already fully bound by the terms set forth therein, exercise of an Award shall be conditioned upon the execution by the Participant of a joinder agreement pursuant to which such Participant shall become fully bound by the terms set forth in the Company’s LLC Agreement.

7. EFFECT OF CERTAIN TRANSACTIONS

(a) Mergers, etc. Except as otherwise provided in an Award, the following provisions shall apply in the event of a Sale Transaction:

(1) Assumption or Substitution. If the Sale Transaction is one in which there is an acquiring or surviving entity, the Administrator may, in its sole discretion, provide for the assumption of some or all outstanding Awards or for the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.

(2) Cash-Out of Awards. If the Sale Transaction is one in which holders of Class A Units will receive upon consummation a payment (whether cash, noncash or a combination of the foregoing), the Administrator may, in its sole discretion, provide for the termination of some or all outstanding Awards or any portion thereof in exchange for a payment (a “cash-out”), equal in the case of each affected Award or portion thereof to the excess, if any, of (A) the Fair Market Value of one Class A Unit times the number of Class A Units subject to the Award or such portion, over (B) the aggregate exercise or purchase price, if any, under the Award or such portion (in the case of a UAR, the aggregate base value above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Class A Units) and other terms, and subject to such conditions as the Administrator determines, including, but not limited to, conditioning the Participant’s receipt of payments pursuant to this Section 7(a)(2) on the Participant’s agreement to waive any and all rights with respect to any such payment that may become payable after the fifth (5th) anniversary of the date of consummation of the Sale Transaction in order to comply with Treasury Regulations Section 1.409A-3(i)(5)(iv).

(3) Acceleration of Certain Awards. In the event of a Sale Transaction the Administrator may, in its sole discretion, give the holders of some or all outstanding Options and UARs a reasonable period of time, as determined by the Administrator, prior to the consummation of the Sale Transaction to exercise such Options or UARs, and at the end of such period, such Options and UARs shall terminate and be forfeited to the extent not so exercised during such period without consideration therefor (unless otherwise specified by the Administrator).

(4) Additional Limitations. Any Class A Units and any cash or other property delivered pursuant to this Section 7(a) with respect to an Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied) in connection with the Sale Transaction. Subject to Section 6(a)(10) hereof, in the case of an Award that does not vest in connection with the Sale Transaction, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Award in connection with the Sale Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator, in its sole discretion, deems appropriate to carry out the intent of the Plan.

(b) Changes in and Distributions With Respect to Class A Units

(1) Basic Adjustment Provisions. In the event of a merger, consolidation, reorganization, conversion to corporate form, unit distribution, extraordinary cash distribution, distribution in-kind, unit split or combination of Class A Units (including a reverse unit split), split-up, spin-off, exchange of Class A Units, recapitalization or other change in the Company’s capital structure, the Administrator, without liability to any Person, shall take such equitable actions as are appropriate in its reasonable judgment to preserve the economic rights of the Participants, whether by adjusting the terms of the Awards or such other means as the Administrator shall determine, and, in each case, compliance with applicable tax laws (including, but not limited to, Section 409A of the Code), as determined by the Administrator.

(2) Continuing Application of Plan Terms. References in the Plan to Class A Units will be construed to include any Class A Units or securities resulting from an adjustment pursuant to this Section 7.

8. LEGAL CONDITIONS AND RESTRICTIONS ON CLASS A UNITS; COMPLIANCE WITH LAW

The Administrator may impose such other conditions or restrictions on Class A Units received in connection with an Award as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Class A Units received for a specified period of time or a requirement that a Participant represent and warrant in writing that the Participant is acquiring the Class A Units for investment and without any present intention to sell or distribute such Class A Units. The certificates, if any, for Class A Units may include any legend which the Administrator deems appropriate to reflect any conditions and restrictions applicable to such Class A Units and the Company may hold the certificates pending lapse of the applicable restrictions.

The Company will not be obligated to deliver any Class A Units pursuant to the Plan or to remove any restriction from Class A Units previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such Class A Units have been addressed and resolved, including, if applicable, compliance with the requirements of the Securities Act of 1933, as amended; (ii) if the outstanding Class A Units are, at the time of delivery, listed on any stock exchange or national market system, the Class A Units to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Class A Unit hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Class A Units as to which such requisite authority shall not be obtained.

Awards shall be granted and administered consistent with the requirements of applicable Delaware law relating to the issuance of units and the consideration to be received therefor, applicable requirements of the Securities Act of 1933, as amended, and with the applicable requirements of the stock exchanges or other trading systems on which the Class A Units are listed or entered for trading, in each case as determined by the Administrator. For the avoidance of doubt, the Administrator may, in its sole discretion and without a Participant’s prior consent, amend the Plan and/or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to bring the Plan and/or Awards into compliance with applicable law.

9. AMENDMENT AND TERMINATION

The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that, except as otherwise expressly provided by the Plan or an Award, the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect materially and adversely a Participant’s rights under an Award, unless the Administrator expressly reserved the right to do so at the time of the Award. Any amendments to the Plan shall be conditioned upon unitholder approval only to the extent, if any, such approval is required by law (including the Code) or regulatory authority, as determined by the Administrator.

10. OTHER COMPENSATION ARRANGEMENTS

The existence of the Plan or the grant of any Award will not in any way affect the Company’s right to award a Person bonuses or other compensation in addition to Awards under the Plan.

11. MISCELLANEOUS

(a) Waiver of Jury Trial. BY ACCEPTING AN AWARD UNDER THE PLAN, EACH PARTICIPANT WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THE PLAN AND ANY AWARD, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. BY ACCEPTING AN AWARD UNDER THE PLAN, EACH PARTICIPANT CERTIFIES THAT NO OFFICER, REPRESENTATIVE, OR ATTORNEY OF THE COMPANY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE COMPANY WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS.

(b) Limitation of Liability. Notwithstanding anything to the contrary in the Plan, neither the Company, nor any Affiliate, nor the Administrator, nor any Person acting on behalf of the Company, any Affiliate, or the Administrator, shall be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Award by reason of any acceleration of income, or any additional tax, asserted by reason of the failure of an Award to satisfy the requirements of Section 409A of the Code, or by reason of Section 4999 of the Code.

(c) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law or regulatory authority deemed applicable by the Administrator, such provision shall be construed or deemed amended to conform to such laws or regulatory authority, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

(d) Unfunded Plan. Participants shall have no right, title or interest whatsoever in or to any investments that the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other Person. To the extent that any person acquires a right to receive payments from the Company, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts. The Plan is not subject to the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

(e) No Constraint on Company Action. Nothing in the Plan shall be construed to (i) limit, impair, or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets, or (ii) limit the right or power of the Company or its Affiliates to take any action which such entity deems to be necessary or appropriate.

(f) Foreign Laws. To comply with the laws (including tax laws) in countries other than the United States in which the Company or any Affiliate operates or has employees, directors or consultants, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Affiliates shall be covered by the Plan; (ii) determine which employees, directors or consultants outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to employees, directors or consultants outside the United States to comply with applicable foreign laws; (iv) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals; and (v) establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable.

(g) Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

(h) Governing Law. This Plan and each Award (including, without limitation, the validity, construction, effect or performance hereof or thereof and any remedies hereunder or thereunder or related hereto or thereto) and all claims or causes of action or other matters (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Plan or any Award or the negotiation, execution, performance or breach of this Plan or any Award shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provisions (whether Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(i) Effective Date. The Plan shall be effective as of the date of adoption by the Board, which date is set forth below (the “Effective Date”).

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This Plan was duly adopted and approved by the Board on the 10th day of December, 2014.

EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“Administrator”: The Board, except that the Board may delegate its authority under the Plan to a committee of the Board, in which case references herein to the Board shall refer to such committee. The Board may delegate: (i) to one or more of its members such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant rights or options; and (iii) to such employees or other Persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term “Administrator” shall include the Person or Persons so delegated to the extent of such delegation.

“Affiliate”: Any entity that stands in a relationship to the Company that would result in the Company and such other entity being treated as one employer under Section 414(b) and Section 414(c) of the Code, except that in determining eligibility for the grant of an Option or UAR by reason of service for an Affiliate, Sections 414(b) and 414(c) of the Code shall be applied by substituting “at least 50%” for “at least 80%” under Section 1563(a)(1), (2) and (3) of the Code and Treas. Regs. § 1.414(c)-2; provided, that, to the extent permitted under Section 409A of the Code, “at least 20%” shall be used in lieu of “at least 50%”; and further, provided, that, the lower ownership threshold described in this definition (50% or 20% as the case may be) shall apply only if the same definition of affiliation is used consistently with respect to all compensatory unit options or unit awards (whether under the Plan or another plan). The Company may at any time by amendment provide that different ownership thresholds (consistent with Section 409A of the Code) apply but any such change shall not be effective for twelve (12) months.

“Award”: Any or a combination of the following:

(i)	Options.

(ii)	UARs.

(iii)	Restricted Class A Unit

(iv)	unrestricted Class A Unit.

(v)	Performance Awards.

(vi)	Awards (other than Awards described in (i) through (vi) above) that are convertible into or otherwise based on Class A Units.

“Award Agreement”: A written agreement, setting forth the terms and conditions of an Award.

“Berkshire Owner Group”: Berkshire Fund VIII, L.P., Berkshire Fund VIII-A, L.P., Berkshire Investors III LLC and Berkshire Investors IV LLC, and any Affiliate of the foregoing, which invests in equity of the Company, which term shall be deemed to include any Permitted Transferee (as such term is defined in the LLC Agreement) of the foregoing. For the avoidance of doubt, neither the Company nor any of its subsidiaries shall be considered an Affiliate of the Berkshire Owner Group for purposes of this Plan.

“Board”: The Board of Managers of the Company.

“Cause”: (i) In the case of any Participant who is employed by the Company or one of its Affiliates pursuant to an Employment Agreement, if any, in which there is a definition of “Cause”, the definition of “Cause” as set forth in such Employment Agreement; provided, that, such definition shall apply solely for such Participant and only for so long as such Employment Agreement remains effective; or (ii) in all other cases, the term “Cause” shall mean that the Board has determined in its reasonable good faith judgment that any one or more of the following has occurred:

(a) the Participant shall have been indicted for, shall have been convicted of, or shall have pleaded guilty or nolo contendere to, any felony or any crime involving dishonesty or moral turpitude;

(b) the Participant shall have committed any fraud, theft, embezzlement, misappropriation of funds, breach of fiduciary duty or act of dishonesty;

(c) the Participant shall have breached, in any material respect, any of the provisions of the Plan and/or Award Agreement or any restrictive covenants (including confidentiality, non-competition or non-solicitation covenants) contained in any agreements with the LLC, its Subsidiaries and/or any of their respective Affiliates;

(d) the Participant shall have engaged in conduct that (i) is likely to make the LLC, its Subsidiaries and/or any of their respective Affiliates subject to criminal liabilities, (ii) involves a material breach of fiduciary obligation on the part of the Participant or (iii) could reasonably be expected to have a material adverse effect upon the business, interests or reputation of the LLC, its Subsidiaries and/or any of their respective Affiliates;

(e) the Participant shall have (i) acted in a grossly negligent manner or otherwise failed to perform his or her duties to the LLC and its Subsidiaries, (ii) failed or refused to comply with a reasonable written directive of the Board or, where a Participant does not report directly to the Board, the Chief Executive Officer of the LLC or such other senior executive of the LLC that the Board or Chief Executive Officer may designate from time to time, or (iii) failed or refused to comply with the policies of the LLC and its Subsidiaries and, in each case, if any such action or failure or refusal to act is capable of cure or remedy, has not cured or remedied such action or failure or refusal to act within ten (10) days of receipt of notice from the LLC advising such Participant of such breach; or

(f) the Participant shall have deliberately refused to devote such time and attention to fulfilling his responsibilities to the LLC, its Subsidiaries and/or any of their respective Affiliates as would be reasonably expected from an executive having similar responsibilities in a comparable company (other than due to Disability or temporary disability which, in the reasonable judgment of the Board, causes the Participant to be incapable of devoting such time and energy), and such refusal has continued for thirty (30) days after delivery of written notification by the Board of Directors (which notice includes detailed information regarding such alleged refusal and the reasonable steps to be taken to correct such failure) that, in the good faith judgment of the Board, the Participant has failed to cure.

“Class A Unit”: An equity interest in the Company entitled to certain distributions and other rights as specified in the LLC Agreement, or any other securities or equity interests into which such units shall be converted or exchanged pursuant to an amalgamation, arrangement, merger, business combination, recapitalization or other transaction.

“Code”: The U.S. Internal Revenue Code of 1986, as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Company”: PHD Group Holdings LLC.

“Disability”: If the Participant is, at the time of determination, a party to a separate Employment Agreement or retention agreement between the Company and/or one of its Affiliates and the Participant, that defines such term, the meaning given therein, and in all other cases, that the Participant is unable to perform by reason of physical or mental incapacity his or her duties or obligations to the Company or one of its Affiliates for a period of one-hundred fifty (150) consecutive calendar days or a total period of two- hundred ten (210) calendar days in any three-hundred sixty (360) calendar day period, as determined by the Board; provided, that, solely for purposes of determining the timing of payment or timing of distribution of any compensation or benefit under this Plan that constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code, a “Disability” shall not be deemed to have occurred unless the events that have occurred will also constitute a “disability” under Section 409A of the Code and the applicable Treasury Regulations.

“Employment”: The employment or other service relationship (including, solely for the purposes of this Plan, as a director on the Board or any board of the Company’s Affiliates or as an independent contractor, consultant or otherwise) between a natural person, on the one hand, and the Company and/or its Affiliates, on the other hand.

“Employment Agreement”: With respect to a given Participant, one or more effective written contracts (whether or not related) providing for, relating to or in connection with the Employment of such Participant by the Company or one of its Affiliates, including any contract containing Restrictive Covenants, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Fair Market Value”: With respect to Class A Units, the fair value per unit of the applicable Class A Units as of the applicable date determined in good faith by the Board and, to the extent applicable, consistent with Section 409A of the Code.

“Good Reason”: (i) In the case of any Participant who is employed by the Company or one of its Affiliates pursuant to an Employment Agreement, if any, in which there is a definition of “Good Reason”, the definition of “Good Reason” as set forth in such Employment Agreement; provided, that, such definition shall apply solely for such Participant and only for so long as such Employment Agreement remains effective; or (ii) in all other events, the term “Good Reason” shall mean that any one or more of the following has occurred as a result of an action by the Company or its applicable Subsidiary:

(a) a material reduction in such Participant’s aggregate annual base salary as in effect from time to time other than as part of an across-the-board reduction applicable to all members of management that results in a proportional reduction to such Participant equal to that of other members of management;

(b) a material diminution of position or duties; provided, however, that a diminution of position or duties as a result of a sale of part of the business of the LLC or its Subsidiaries, the acquisition of another business by the LLC or its Subsidiaries, or organic growth of the business of the LLC or its Subsidiaries shall not constitute “Good Reason”; or

(c) relocation of such Participant’s principal place of business by more than one-hundred (100) miles.

Notwithstanding the foregoing, none of the circumstances described above may serve as the basis for “Good Reason” unless (i) the Participant notifies the Board in writing of any event constituting “Good Reason” within ninety (90) days following the initial existence of such circumstance and the LLC or its applicable Subsidiary has failed to cure such circumstance within thirty (30) days following such written notice, and (ii) the Participant’s separation from service due to such circumstance occurs within the one-hundred twenty-five (125) day period following the initial existence of such circumstance. For the avoidance of doubt, any determination by the Board of (A) whether or not to pay bonuses to any Participant, or (B) the aggregate amount of any such bonuses, shall not constitute “Good Reason”.

“IPO”: The first completion of a sale of equity securities in the capital of the Company pursuant to a registration statement which has become effective under the United States Securities Act of 1933, as amended (excluding registration statements on Form S-4, S-8 or similar limited purpose forms), in which equity shares in the capital of the Company, or its successor, shall be listed and traded on a national exchange in the United States or quoted on Nasdaq.

“LLC Agreement”: That certain Amended and Restated LLC agreement dated as of August 1, 2014, of PHD Group Holdings LLC (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof).

“Option”: An option entitling the Participant to acquire Class A Units upon payment of the exercise price.

“Participant”: A Person who is granted an Award under the Plan.

“Person”: Any individual, partnership, corporation, association, limited liability company, trust, joint venture, unincorporated organization or entity, or any government, governmental department or agency or political subdivision thereof.

“Plan”: The PHD Group Holdings, LLC 2014 Equity Incentive Plan as from time to time amended and in effect.

“Restrictive Covenants”: With respect to a given Participant, any restrictive covenant obligations of such Participant contained in an agreement between such Participant and the Company (or any Affiliate thereof) requiring such Participant to: (i) take certain actions (including, by way of example, assignment of intellectual property rights), and/or (ii) refrain from taking certain actions (including, by way of example, noncompetition, no-hire, non-solicitation, confidentiality or other similar restrictive covenant obligations).

“Restricted Class A Unit”: A Class A Unit that is, or as to which the delivery of Class A Units or cash in lieu of Class A Units is, subject to the satisfaction of specified performance or other vesting conditions.

“Sale Transaction”: (i) Any transaction or series of related transactions in which any Person or group of Persons other than the Berkshire Owner Group or their Affiliates shall (a) directly or indirectly, acquire, whether by purchase, exchange, tender offer, merger, consolidation, recapitalization or otherwise, or (b) otherwise be the owner of (as a result of a redemption of Class A Units or otherwise), Class A Units or other equity in a successor entity (by merger, consolidation or otherwise) such that following such transaction or transactions, such Person or group and their respective Affiliates beneficially own fifty percent (50%) or more of the voting power at elections for the Board of the Company or any successor entity, or (ii) the sale, transfer or other disposition of all or substantially all of the Company’s assets, in one or a series of related transactions. For the avoidance of doubt, neither a Recapitalization Transaction (as such term is defined in the LLC Agreement), nor an IPO shall constitute a Sale Transaction.

Notwithstanding the foregoing, solely for purposes of determining the timing of payment or timing of distribution of any compensation or benefit under this Plan that constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code, a “Sale Transaction” shall not be deemed to have occurred unless the events that have occurred will also constitute a “change in the ownership or effective control, or a change in the ownership of a substantial portion of the assets,” of the Company under Treasury Regulation 1.409A-3(i)(5), or any successor provision.

“UAR”: A right entitling the Participant upon exercise to receive an amount (payable in cash or in Class A Units of equivalent value) equal to the excess of the Fair Market Value of the Class A Units subject to the right over the base value from which appreciation under the UAR is to be measured.

“Separation From Service”: A termination of Employment that is also a “separation from service” within the meaning of Section 409A of the Code.

“Unit”: Class A Unit of the Company.